EXHIBIT 99.1

WEBB INTERACTIVE SERVICES, INC. REPORTS STRONG

FOURTH QUARTER AND YEAREND RESULTS FOR FISCAL 2003

Jabber, Inc. Achieves Profitability In Fourth Quarter and Positive Cash Flow for the Year;

Company Doubles And Triples Net Revenues For Year and Quarter, Respectively

DENVER, CO – (Business Wire) – March 16, 2004 – Webb Interactive Services, Inc. (OTCBB:WEBB), a developer and marketer of real-time communications software and instant messaging (IM) solutions through its 43%-owned subsidiary, Jabber, Inc., today announced financial results for both Webb and Jabber for the year ended December 31, 2003.

On March 19, 2003, Webb sold a portion of its interest in Jabber in a $7.2 million strategic financing transaction with Intel Capital, Intel’s strategic investing arm, and France Telecom Technology Investissements, the technology investment vehicle of France Telecom. Consequently, Webb’s ownership stake in Jabber is now reflected as a minority interest of 43%. As such, Webb has ceased consolidating Jabber’s results of operations and financial position with its own, and now reports its investment in Jabber using the equity method of accounting. Jabber’s results of operations and its financial position will be reported separately.

For the year ended December 31, 2003, Webb’s net loss applicable to common shareholders was $2.19 million, or $0.10 loss per share, compared with a net loss of $6.87 million, or $0.36 loss per share, reported for the year ended December 31, 2002, which included a one-time non-cash gain of $0.08 per share.

Highlights from Jabber’s fiscal performance for the fourth quarter and year ended December 31, 2003 were:

For the three months ended December 31, 2003

•	Net revenues increased 248% to $4.32 million, compared to net revenues of $1.24 million reported for 2002;

•	Net income was $1.8 million for the 2003 period, compared to a net loss of $385,000 for the same three month period in the previous year; and

•	Cash provided by operations was $709,000 for the 2003 period, compared to $147,000 used in operations in the comparable period in 2002.

For the year ended December 31, 2003

•	Net revenues more than doubled to $7.42 million for 2003 compared to net revenues of $3.39 million reported for 2002;

•	For 2003, net losses were $3.26 million, which included a one-time non-cash expense of $1.57 million related to the March 2003 financing, compared to net losses of $5.28 million posted for 2002; and

•	Cash provided by operations was $255,000 for 2003, compared to $3.52 million of cash used in operations in prior year.

“2003 was a good year for Jabber, Inc., all things considered. The Company’s financial results reflect how the Jabber team remained focused on driving sales, controlling costs and exploiting the growing market for extensible instant messaging and presence management solutions. Jabber revenues more than doubled year over year, the user base of its commercial software increased to over four million seats and Jabber attracted world class organizations to the Company’s cache of customers. These milestones would not have been possible without the support of our investment partners – France Telecom and Intel, as well as many of our industry partners,” stated Bill Cullen, Chief Executive Officer of Webb Interactive Services.

2004 Financial and Operational Outlook for Jabber, Inc.

Continuing, Cullen added, “The Company’s goal in 2004 and beyond is to lessen its dependence on the several large customer successes that dominated our growth in 2003. In view of this historical dependence on large customers and a majority of revenues occurring in the second half of the year, the company’s 2004 plan assumes only a modest growth in revenues and less than a 10% increase in operating expenses. The company believes that the draft standards for presence-enabled communications adopted by the Internet Engineering Task Force (IETF) will attract enterprise buyers and developers alike to an XMPP-based IM solution that will greatly assist Jabber in achieving its goals. All in all, 2003 was the year that Jabber effectively unlocked the value of its technology but 2004 will be the year that we focus Jabber, Inc. on assuming dominance in several important vertical markets and in investing prudently in carrier market opportunities that carry huge market potential in 2005 and beyond.”

•	Jabber expects the net revenue pattern in 2004 to be similar to last year with 65% or more of revenues occurring in the 2nd half of the year;

•	Overall, Jabber expects to achieve net profitability for the year based on achieving 2nd half revenue goals;

•	Less than 10% operating expense growth in 2004 over 2003 is planned;

•	Successfully completing the search for a Chief Executive Officer and other critical management vacancies is the highest priority in the 1st half of the year.

The Company will host a teleconference and webcast this afternoon beginning at 4:15PM Eastern today, and invites all interested parties to join management in a discussion regarding Webb and Jabber’s financial results, corporate progression and other meaningful developments. To participate, please call 800-240-5318 or via the Internet at www.webb.net. If you are unable to participate, a replay of the webcast will be available for 90 days on www.webb.net.

FINANCIAL SUMMARY

	As Of and For The Year Ended December 31,
Webb Interactive Services, Inc.	2003	2002
Loss from operations	$(1,909,436)	$(6,644,640)
Net loss applicable to common stockholders	$(2,187,634)	$(6,873,818)
Net loss per share, basic and diluted	$(0.10)	$(0.36)
Weighted average shares outstanding	23,013,372	19,301,937

Jabber, Inc.
Cash	$5,375,388	$330,879
Accounts receivable	$1,052,228	$695,378
Deferred revenue	$1,928,868	$516,303
Net revenues	$7,418,282	$3,392,782
Loss from operations	$(1,650,559)	$(4,861,824)
Net loss applicable to common stockholders	$(3,264,648)	$(5,275,830)
Net cash provided by (used in) operations	$254,734	$(3,517,092)

The results of Jabber, Inc. are consolidated with those of Webb for the period ended March 19, 2003, for 2003, and the twelve months ended December 31, 2002 for 2002.

About Webb Interactive Services, Inc.

Webb Interactive Services, located in Denver, Colorado is an investor in Jabber, Inc., a developer of the world’s most widely used open platform for extensible Instant Messaging and presence management applications. Founded by and initially financed by Webb, Jabber’s investors also include France Telecom Technology Investissements and Intel Capital. For more information on the Company, please visit http://www.webb.net.

About Jabber, Inc.

Jabber, Inc. is the developer of Jabber XCP, an XMPP-based commercial software platform for building enterprise- and carrier-grade presence-enabled services and instant messaging systems. Jabber XCP is in use by more than four million licensed users, representing hundreds of organizations worldwide. Jabber, Inc., a Network Computing Magazine “2004 Company to Watch”, counts France Telecom, Hewlett-Packard, EDS, BellSouth, Lehman Brothers, Sony Corporation, CapWIN, Netsize, AT&T, and Juniper Networks amongst its customers. Jabber, Inc.’s investors include France Telecom (NYSE:FTE - News), Intel Capital, Intel’s strategic investing arm, and Webb Interactive Services, Inc. (OTCBB:WEBB - News). Please see www.jabber.com for more information.

XMPP is a real-time communications protocol, which allows people, devices and applications to instantly communicate and exchange streaming XML data, based upon dynamic presence and availability information. The Jabber Software Foundation (JSF) estimates that there are ten million worldwide users of XMPP with more than 260,000 XMPP-based presence servers downloaded globally. The JSF also notes that its growing user base exceeds that of ICQ’s by several million.

Business Risks and Forward-Looking Statements

This press release contains forward-looking statements relating to the business outlook for Webb Interactive Services, Inc. for the year 2003: trends in industry conditions, revenues, expenses and earnings, actions to be taken with the objective of improving business efficiency, and improved sales and marketing productivity, among other factors affecting growth in sales and revenue. Statements regarding market conditions and Webb’s business outlook are based largely on our current opportunities and are subject to business risks related to the speed with which the market for our services develops and our ability to further expand the sales of existing products as well as to up-sell our existing customers. Due to our limited operating history, we have a limited ability to use our past performance as an indicator of future events.

Sales and earnings trends are also affected by many other factors including, but not limited to, general economic conditions, the availability of external financing and our pricing and technology strategies. In light of these risks, there can be no assurance that the forward-looking statements contained in this press release will be realized. The statements made in this press release represent Webb’s views as of the date of this press release, and it should not be assumed that the statements made will remain the same at some future date. Webb does not intend to update these statements and has no duty to any person to effect any such update under any circumstances.

For a further discussion of risks associated with Webb’s business, please see the discussion under the caption “Risk Factors” contained in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, which is on file with the Securities and Exchange Commission, the Company’s Form 10-KSB for the year ended December 31, 2003 which will be filed on or around March 30, 2004, and the other reports that have been filed by Webb with the Securities and Exchange Commission and may be accessed through the Company’s website at www.webb.net.

FOR MORE INFORMATION, PLEASE CONTACT

ELITE FINANCIAL COMMUNICATIONS GROUP

Stephanie Noiseux, Vice President of Client Relations

407-585-1080 or via email at steph@efcg.net